Filed by Inhibitex, Inc. Pursuant to Rule 425
Under the Securities Act of 1933
and Deemed Filed Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Fermavir Pharmaceuticals Inc.
Exchange Act File No. 333-116480

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of April 9, 2007, by FERMAVIR PHARMACEUTICALS, INC., a Florida corporation (“FPI”) and FERMAVIR RESEARCH, INC., a Delaware corporation (“FRI”, each of FPI and FRI is referred to herein individually as a “Grantor” and collectively as the “Grantors”), and INHIBITEX, INC., a Delaware corporation (the “Purchaser” or the “Collateral Agent”), as Collateral Agent on behalf of the Holders (as defined herein).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement”) by and between FPI and the Collateral Agent, as Purchaser, the Purchaser has agreed to acquire senior secured promissory notes from FPI; and

WHEREAS, FRI is a wholly-owned subsidiary of FPI and the funds obtained from the issuance of the Notes will be used in connection with its business activities;

WHEREAS, pursuant to the Note Purchase Agreement, any transferee of the Notes has agreed to appoint the Purchaser as collateral agent with respect to the indebtedness thereunder, and the Collateral Agent has agreed to act in such capacity; and

WHEREAS, in order to induce the Holders to enter into the Note Purchase Agreement and the other Investment Documents (as defined in the Note Purchase Agreement), Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Terms defined in the Note Purchase Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Note Purchase Agreement. Terms defined in the Uniform Commercial Code as enacted in the State of New York (as amended from time to time, the “New York Commercial Code”) and not otherwise defined in this Agreement or in the Credit Agreement shall have the meanings defined for those terms in the New York Commercial Code. In addition, as used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Agreement” means this Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof.

“Collateral” means and includes all present and future right, title and interest of Grantors in or to any property or assets whatsoever, and all rights and powers of Grantors to transfer any interest in or to any personal property or assets whatsoever, including, without limitation, any and all of the following personal property:

(1)	accounts;

(2)	chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper);

(3)	goods (including, without limitation, equipment, inventory and fixtures);

(4)	instruments (including, without limitation, promissory notes);

(5)	investment property;

(6)	documents;

(7)	deposit accounts;

(8)	general intangibles (including, without limitation, payment intangibles);

(9)	supporting obligations;

(10)	other assets (including, without limitation, all books and records, inventions, discoveries, trade secrets, intellectual property rights, patents, trademarks, trade names, service marks and copyrights, registrations of and applications relating to any of the foregoing, and all associated goodwill); and

(11)	to the extent not listed above as original collateral, proceeds and products of, and accessions to, the foregoing.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Secured Obligations” means any and all present and future Obligations of every kind or nature of Grantors at any time and from time to time owed to the Secured Parties or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including Obligations of performance as well as Obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Grantors, whether or not allowed as a claim in such proceeding.

“Secured Parties” means the Collateral Agent, acting as the Collateral Agent or on behalf of the Holders, and each of them, and any one or more of them. Subject to the terms of the Note Purchase Agreement and the Notes, any right, remedy, privilege or power of the Secured Parties shall be exercised by the Collateral Agent.

2. Further Assurances. At any time and from time to time at the request of the Secured Parties, Grantors shall execute and deliver, or cause to be executed and delivered, to the Secured Parties all such instruments and documents in form and substance satisfactory to the Secured Parties as shall be reasonably necessary fully perfect, when filed and/or recorded, the Secured Parties’ security interests granted pursuant to Section 3 of this Agreement. At any time and from time to time, the Secured Parties shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as the Secured Parties may deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement. With respect to any Collateral consisting of certificated securities, instruments, documents, certificates of title or the like, as to which the Secured Parties’ security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Grantors will upon demand of the Secured Parties deliver possession of same in pledge to the Secured Parties. With respect to any Collateral consisting of securities, instruments, partnership, limited liability company or joint venture interests or the like, Grantors hereby consent and agree that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of the Secured Parties to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantors or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

3. Security Agreement. For valuable consideration, Grantors hereby assign and pledge to the Secured Parties, and grant to the Secured Parties a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of the Secured Obligations, and each of them. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all of the Secured Obligations, including, without limitation, those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of Company or any other Person or any other event or proceeding affecting any Person.

4. Grantors’ Representations, Warranties and Agreements. Each Grantor represents, warrants and agrees that: (a) it will pay, prior to delinquency, all taxes, charges, Liens and assessments against the Collateral, except such as are expressly permitted by the Note Purchase Agreement or are timely contested in good faith, and upon its failure to pay or so contest such taxes, charges, Liens and assessments, the Secured Parties at their option may pay any of them, and the Secured Parties shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (b) the Collateral will not be used for any unlawful purpose or in violation of any law, regulation or ordinance; (c) it will take all steps to preserve and protect the Collateral; (d) it will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Note Purchase Agreement and as is consistent with sound business practice; and (e) it will promptly notify the Secured Parties in writing in the event of any substantial or material damage to the Collateral from any source whatsoever.

5. Secured Parties’ Rights Re Collateral. At any time (whether or not an Event of Default has occurred), without notice or demand and at the expense of Grantors, the Secured Parties may, to the extent it may be necessary or desirable to protect the security hereunder, but the Secured Parties shall not be obligated to: (a) enter upon any premises on which Collateral is situated upon reasonable notice and examine the same or (b) upon the occurrence of and during the continuation of an Event of Default, perform any obligation under this Agreement or any obligation of any other Person under the Note Purchase Agreement. Each Grantor shall maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with industry practices. The Secured Parties shall at all times on reasonable notice have full access to and the right to audit any and all of Grantors’ books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else the Secured Parties reasonably may deem necessary or desirable to protect their interests. The Secured Parties shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations. The Secured Parties shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of a Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

6. Possession of Collateral by the Secured Parties. All the Collateral now, heretofore or hereafter delivered to the Secured Parties shall be held by the Secured Parties in their possession, custody and control. Nothing herein shall obligate the Secured Parties to invest any Collateral or obtain any particular return thereon. Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in the Secured Parties’ possession, custody or control, the Secured Parties may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of a Grantor’s obligations with respect thereto, or otherwise. The Secured Parties may at any time deliver or redeliver the Collateral or any part thereof to a Grantor, and the receipt of any of the same by such Grantor shall be complete and full acquittance for the Collateral so delivered, and the Secured Parties thereafter shall be discharged from any liability or responsibility therefor. So long as the Secured Parties exercise reasonable care with respect to any Collateral in its possession, custody or control, the Secured Parties shall have no liability for any loss of or damage to such Collateral, and in no event shall the Secured Parties have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. The Secured Parties shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of the Secured Parties is accorded treatment substantially equal to that which the Secured Parties accords their own property, it being understood that the Secured Parties shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Secured Parties have or are deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

7. Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Secured Parties shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that the Secured Parties may have under applicable law or in equity or under this Agreement or under the Note Purchase Agreement, all rights and remedies of a secured party under the New York Commercial Code as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to the Grantors (except as expressly provided herein) and without affecting the Obligations of FPI hereunder or under the Note Purchase Agreement, or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker’s board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to the Secured Parties; (d) to notify obligors on the Collateral that the Collateral has been assigned to the Secured Parties and that all payments thereon are to be made directly and exclusively to the Secured Parties; (e) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith the Secured Parties may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral; (f) to settle, compromise or release, on terms acceptable to the Secured Parties, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (g) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of the Secured Parties or in the name of Grantors; (h) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of the Secured Parties or in the name of a Grantor, any and all steps, actions, suits or proceedings deemed by the Secured Parties necessary or desirable to effect collection of or to realize upon the Collateral, including, without limitation, any judicial or nonjudicial foreclosure thereof or thereon, and each Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by the Secured Parties which may release any obligor from personal liability on any of the Collateral, and to the extent permitted by applicable law, each Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by the Secured Parties in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by the Secured Parties or a Grantor may be applied by the Secured Parties without notice to Grantors to the Secured Obligations in such order and manner as the Secured Parties in their sole discretion shall determine; (i) to insure, process and preserve the Collateral; (j) to exercise all rights, remedies, powers or privileges provided under the Note Purchase Agreement; (k) to receive, open and dispose of all mail addressed to Company and notify postal authorities to change the address for delivery thereof to such address as the Secured Parties may designate; provided that the Secured Parties agree that they will promptly deliver over to Grantors such mail as does not relate to the Collateral; and (l) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at the Secured Parties’ sole option and as the Secured Parties in their sole discretion may deem advisable. Grantors will, at the Secured Parties’ request, assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties may designate, whether at the premises of Company or elsewhere, and will make available to the Secured Parties, free of cost, all premises, equipment and facilities of Grantors for the purpose of the Secured Parties’ taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

Upon the occurrence and during the continuance of an Event of Default, the Secured Parties also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

Any public or private sale or other disposition of the Collateral may be held at any office of the Secured Parties, or at Grantors’ place of business, or at any other place permitted by applicable law, and without the necessity of the Collateral’s being within the view of prospective purchasers. The Secured Parties may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Company expressly waives any right to direct the order and manner of sale of any Collateral. To the extent permitted by applicable law, the Secured Parties or any Person on the Secured Parties’ behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including, without limitation, attorneys’ fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations in such order as shall be determined by the Secured Parties in their sole and absolute discretion. Grantors and any other Person then obligated therefor shall pay to the Secured Parties on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Parties shall send or otherwise make available to Grantors notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of sending notice conclusively shall be met if such notice is given in the manner contemplated by the Note Purchase Agreement at least ten days before the date of the sale. Each Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.

With respect to any Collateral consisting of securities, partnership or limited liability company interests, joint venture interests, Investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable laws, the Secured Parties may, in their sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as the Secured Parties may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, the Secured Parties may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale, Grantors agree that if such Collateral is sold for a price which the Secured Parties in good faith believe to be reasonable under the circumstances then existing, then (a) the sale shall be deemed to be commercially reasonable in all respects, (b) Grantors shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (c) the Secured Parties shall not incur any liability or responsibility to Grantors in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Grantors recognize that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by the Secured Parties of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

Upon consummation of any sale of Collateral hereunder, the Secured Parties shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Grantors or any other Person, and each Grantor hereby waives (to the extent permitted by applicable laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, the Secured Parties shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by the Secured Parties, and any Collateral so sold may be retained by the Secured Parties until the sale price is paid in full by the purchaser or purchasers thereof. The Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

8. Voting Rights; Dividends; etc. With respect to any Collateral consisting of securities, partnership or limited liability company interests, joint venture interests, Investments or the like (referred to collectively and individually in this Section 8 and in Section 9 as the “Investment Collateral”), so long as no Event of Default occurs and remains continuing:

(a) Voting Rights. Company shall be entitled to exercise any and all voting and other consensual rights pertaining to the Investment Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Note Purchase Agreement; provided, however, that Company shall not exercise, or shall refrain from exercising, any such right if it would result in an Event of Default.

(b) Dividend and Distribution Rights. Except as otherwise provided in the Note Purchase Agreement, Grantors shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Investment Collateral; provided, however, that any and all such dividends or distributions received in the form of capital stock, certificated securities, warrants, options or rights to acquire capital stock or certificated securities forthwith shall be, and the certificates representing such capital stock or certificated securities, if any, forthwith shall be delivered to the Secured Parties to hold as pledged Collateral and shall, if received by a Grantor, be received in trust for the benefit of the Secured Parties, be segregated from the other property of Grantors, and forthwith be delivered to the Secured Parties as pledged Collateral in the same form as so received (with any necessary endorsements).

9. Rights During Event of Default. With respect to any Investment Collateral, so long as an Event of Default has occurred and is continuing:

(a) Voting, Dividend, and Distribution Rights. At the option of the Secured Parties, all rights of a Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 8(a) above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 8(b) above, shall cease, and all such rights thereupon shall become vested in the Secured Parties which thereupon shall have the sole right to exercise such voting and other consensual rights and to receive and to hold as pledged Collateral such dividends and distributions.

(b) Dividends and Distributions Held in Trust. All dividends and other distributions which are received by a Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor, and forthwith shall be paid over to the Secured Parties as pledged Collateral in the same form as so received (with any necessary endorsements).

(c) Irrevocable Proxy. Each Grantor does hereby revoke all previous proxies with regard to the Investment Collateral and appoint the Secured Parties as its proxyholder to attend and vote at any and all meetings of the shareholders or other equity holders of the Persons that issued the Investment Collateral and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy, and to execute any and all written consents of shareholders or other equity holders of such Persons executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Grantor had personally attended the meetings or had personally voted its shares or other interests or had personally signed the written consents; provided, however, that the proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default. Each Grantor hereby authorizes the Secured Parties to substitute another Person as the proxyholder and, upon the occurrence and during the continuance of any Event of Default, hereby authorizes the proxyholder to file this proxy and any substitution instrument with the secretary or other appropriate official of the appropriate Person. This proxy is coupled with an interest and is irrevocable until such time as all Secured Obligations have been indefeasibly paid and performed in full.

10. Attorney in Fact. Each Grantor hereby irrevocably nominates and appoints the Secured Parties as its attorney-in fact for the following purposes: (a) to do all acts and things which the Secured Parties may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which Company is obligated to do under this Agreement, at the expense of Company and without any obligation to do so; (c) to prepare, sign, file and/or record, for Company, in the name of Company, any financing statement, application for registration, or like paper, and to take any other action deemed by the Secured Parties necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; and (d) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect the Secured Parties’ security interests therein; provided, however, that the Secured Parties shall be under no obligation whatsoever to take any of the foregoing actions, and, absent gross negligence or actual malice on the part of the Secured Parties, the Secured Parties shall have no liability or responsibility for any act taken or omission with respect thereto.

11. Costs and Expenses. Each Grantor agrees to pay to the Secured Parties all costs and expenses (including, without limitation, attorneys’ fees and disbursements) incurred by the Secured Parties in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including, without limitation, attorneys’ fees and disbursements, incurred or paid by the Secured Parties in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of a Grantor under the Note Purchase Agreement), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to the Secured Parties by Grantors, immediately upon demand, together with interest thereon at the Default Rate.

12. Statute of Limitations and Other Laws. Until the Secured Obligations shall have been indefeasibly paid and performed in full, to the extent permitted by applicable law, the power of sale and all other rights, privileges, powers and remedies granted to the Secured Parties hereunder shall continue to exist and may be exercised by the Secured Parties at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. Each Grantor expressly waives the benefit of any and all statutes of limitation, and any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

13. Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by Grantors or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Note Purchase Agreement are fully applicable to this Agreement and are incorporated herein by this reference.

14. Understandings With Respect to Waivers and Consents. Each Grantor warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Grantors otherwise may have against the Secured Parties or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

15. Release of Grantors. This Agreement shall be released when all Secured Obligations of Grantors hereunder have been paid in full in cash or otherwise performed in full and when no portion of the Commitments remains outstanding. Upon such release of Grantors’ Secured Obligations hereunder, Secured Parties shall return any Collateral to Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Parties’ interests arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantors.

16. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

[signature pages follow]

IN WITNESS WHEREOF, each Grantor has executed this Agreement by its duly authorized officers as of the date first written above.

FERMAVIR PHARMACEUTICALS, INC.
a Florida corporation

By:
Name:
Title:

FERMAVIR RESEARCH, INC.

a Delaware corporation

By:
Name:
Title: